Exhibit 99.1

FOR IMMEDIATE RELEASE
May 8, 2017

Novanta Announces Financial Results
for the First Quarter 2017

•	First Quarter 2017 GAAP Revenue of $109 million, up 21% year over year
•	First Quarter 2017 GAAP Net Income of $34.3 million
•	First Quarter 2017 GAAP Diluted Earnings Per Share of $0.98
•	First Quarter 2017 Adjusted Earnings Per Share of $0.31
•	First Quarter 2017 Adjusted EBITDA of $20.0 million

BEDFORD, Mass., May 8, 2017 -- Novanta Inc. (NASDAQ: NOVT) (the "Company" or "Novanta"), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the first quarter 2017.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	March 31,	April 1,
	2017	2016
GAAP
Revenue	$109.0	$90.3
Operating income from continuing operations	$10.2	$2.6
Consolidated net income	$34.3	$1.9
Diluted EPS from continuing operations	$0.98	$0.05
Non-GAAP*
Adjusted Operating Income from Continuing Operations	$16.6	$10.2
Adjusted EPS	$0.31	$0.18
Adjusted EBITDA	$20.0	$13.5

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use, are presented below.

First Quarter

“Our business started the year strong, with 21% reported growth and more than 10% organic growth, ahead of our expectations.  These results represent the continued progress our Company has made in executing our strategy and realizing our 2020 Strategic Vision,” said Matthijs Glastra, Chief Executive Officer of Novanta Inc. “Our strong financial performance gives us confidence we will achieve the full-year financial guidance we established at the beginning of the year.”

During the first quarter of 2017, Novanta generated GAAP revenue of $109.0 million, an increase of $18.7 million, or 20.7%, versus the first quarter of 2016. The net effect of our acquisition and restructuring activities resulted in an increase in revenue of $10.6 million, or 11.5%, compared to the first quarter of 2016.  Foreign currency exchange rates adversely impacted our revenue by $1.2 million, or 1.3%, during the three months ended March 31, 2017.

Excluding the net impact of acquisitions, divestitures, and foreign currency exchange rates, revenue increased 10.5%, versus the first quarter of 2016 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the first quarter of 2017, GAAP operating income from continuing operations was $10.2 million, compared to $2.6 million in the first quarter of 2016. GAAP consolidated net income was $34.3 million in the first quarter of 2017, compared to $1.9 million in the first quarter of 2016.  GAAP Diluted EPS from continuing operations was $0.98 in the first quarter of 2017, compared to $0.05 in the first quarter of 2016.  In addition, the Company recognized a nontaxable gain of $26.4 million in the first quarter of 2017, representing the excess fair value of our previously-held equity interest in Laser Quantum over its carrying value.

Adjusted EPS was $0.31 in the first quarter of 2017, compared to $0.18 in the first quarter of 2016.  The Company ended the first quarter of 2017 with 35.1 million weighted average diluted common shares outstanding.  Adjusted EBITDA was $20.0 million in the first quarter of 2017, compared to $13.5 million in the first quarter of 2016.

Operating cash flow from continuing operations for the first quarter of 2017 was $12.8 million, compared to $8.3 million for the first quarter of 2016. The Company completed the first quarter of 2017 with approximately $121.4 million of total debt, and $41.4 million of Net Debt, as defined in the non-GAAP reconciliation below.

Financial Outlook

For the second quarter of 2017, the Company expects GAAP revenue of approximately $110 million to $112 million.  The Company expects Adjusted EPS to be in the range of $0.30 to $0.33, presuming no significant foreign exchange gains or losses, and Adjusted EBITDA to be approximately $21 million to $22 million.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for significant discrete income tax expenses (benefits); divestiture related expenses; acquisition-related expenses; gains and losses from sale of real estate assets; costs related to product line closures; future changes in the fair value of contingent considerations; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Monday, May 8, 2017 at 10:00 a.m. ET to discuss these results. Matthijs Glastra, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 61104935.  A playback of this conference call will be available beginning 1:00 p.m. ET, Monday, May 8, 2017. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 61104935. The playback will remain available until 11:00 p.m. ET, Monday, May 29, 2017.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth,  Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate, Adjusted Income from Continuing Operations, net of tax, Adjusted Diluted EPS from Continuing Operations, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses non-GAAP EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance, including achieving our full-year financial guidance for 2017; executing our strategy and realizing our 2020 Strategic Vision; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the potential United Kingdom’s withdrawal from the European Union and recent U.S presidential election; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our businesses or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness limiting our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give healthcare and advanced industrial original equipment manufacturers ("OEMs") a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta's common shares are quoted on NASDAQ under the ticker symbol "NOVT".

More information about Novanta is available on the Company's website at www.novanta.com.  For additional information, please contact Novanta Inc. Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2017	2016
Revenue	$108,974	$90,316
Cost of revenue	62,880	53,424
Gross profit	46,094	36,892
Operating expenses:
Research and development and engineering	9,215	8,052
Selling, general and administrative	23,001	21,187
Amortization of purchased intangible assets	2,849	2,108
Restructuring, acquisition and divestiture related costs	817	2,958
Total operating expenses	35,882	34,305
Operating income from continuing operations	10,212	2,587
Interest income (expense), net	(1,328)	(1,185)
Foreign exchange transaction gains (losses), net	(1)	83
Other income (expense), net	96	743
Gain on acquisition of business	26,409	—
Income from continuing operations before income taxes	35,388	2,228
Income tax provision	1,114	322
Income from continuing operations	34,274	1,906
Loss from discontinued operations, net of tax	—	—
Consolidated net income	34,274	1,906
Less: Net income attributable to noncontrolling interest	(22)	—
Net income attributable to Novanta Inc.	$34,252	$1,906

Earnings per common share from continuing operations:
Basic	$0.99	$0.05
Diluted	$0.98	$0.05
Loss per common share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Earnings per common share attributable to Novanta Inc.:
Basic	$0.99	$0.05
Diluted	$0.98	$0.05

Weighted average common shares outstanding—basic	34,765	34,657
Weighted average common shares outstanding—diluted	35,125	34,853

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$80,014	$68,108
Accounts receivable, net	70,073	63,769
Inventories	71,019	59,745
Other current assets	8,879	7,628
Total current assets	229,985	199,250
Property, plant and equipment, net	36,792	35,421
Intangible assets, net	104,363	61,743
Goodwill	150,278	108,128
Other assets	13,848	21,095
Total assets	$535,266	$425,637
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,368	$7,366
Accounts payable	34,226	32,213
Accrued expenses and other current liabilities	36,351	30,917
Total current liabilities	77,945	70,496
Long-term debt	110,865	70,554
Other long-term liabilities	30,165	25,717
Total liabilities	218,975	166,767
Redeemable noncontrolling interest	22,095	—
Stockholders’ Equity:
Total stockholders’ equity	294,196	258,870
Total liabilities, noncontrolling interest and stockholders’ equity	$535,266	$425,637

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2017	2016
Cash flows from operating activities:
Consolidated net income	$34,274	$1,906
Less: Loss from discontinued operations, net of tax	—	—
Income from continuing operations	34,274	1,906
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	6,482	5,229
Provision for inventory excess and obsolescence	549	1,493
Share-based compensation	1,469	1,342
Deferred income taxes	(1,607)	108
Earnings from equity investment	(104)	(740)
Dividend from equity investment	—	2,341
Gain on acquisition of business	(26,409)	—
Inventory acquisition fair value adjustment	1,035	—
Other	509	797
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses purchased or classified as discontinued operations:
Accounts receivable	(3,690)	(1,139)
Inventories	(4,414)	(3,519)
Other operating assets and liabilities	4,666	480
Net cash provided by operating activities of continuing operations	12,760	8,298
Net cash provided by operating activities of discontinued operations	—	—
Net cash provided by operating activities	12,760	8,298
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,760)	(2,341)
Acquisition of businesses, net of cash acquired and working capital adjustments	(34,896)	422
Proceeds from the sale of property, plant and equipment	—	3,589
Net cash provided by (used in) investing activities of continuing operations	(36,656)	1,670
Net cash provided by investing activities of discontinued operations	—	1,498
Net cash provided by (used in) investing activities	(36,656)	3,168
Cash flows from financing activities:
Borrowings under revolving credit facility	42,000	—
Repayments of long-term debt and revolving credit facility	(1,875)	(1,875)
Payments of contingent considerations	(2,398)	—
Other financing activities	(2,254)	(1,574)
Net cash provided by (used in) financing activities of continuing operations	35,473	(3,449)
Net cash provided by (used in) financing activities of discontinued operations	—	—
Net cash provided by (used in) financing activities	35,473	(3,449)
Effect of exchange rates on cash and cash equivalents	329	(84)
Increase in cash and cash equivalents	11,906	7,933
Cash and cash equivalents, beginning of period	68,108	59,959
Cash and cash equivalents, end of period	$80,014	$67,892

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2017	2016
Revenue
Photonics	$50,736	$40,358
Vision	32,762	28,862
Precision Motion	25,476	21,096
Total	$108,974	$90,316

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended
	March 31,	April 1,
	2017	2016
Photonics
Gross Profit (GAAP)	$21,789	$17,997
Gross Profit Margin (GAAP)	42.9%	44.6%
Amortization of intangible assets	976	384
Acquisition fair value adjustments	699	—
Adjusted Gross Profit (Non-GAAP)	$23,464	$18,381
Adjusted Gross Profit Margin (Non-GAAP)	46.2%	45.5%

Vision
Gross Profit (GAAP)	$13,146	$9,579
Gross Profit Margin (GAAP)	40.1%	33.2%
Inventory related charges for discontinuation of radiology products	—	1,370
Amortization of intangible assets	575	698
Acquisition fair value adjustments	336	24
Adjusted Gross Profit (Non-GAAP)	$14,057	$11,671
Adjusted Gross Profit Margin (Non-GAAP)	42.9%	40.4%

Precision Motion
Gross Profit (GAAP)	$11,518	$9,668
Gross Profit Margin (GAAP)	45.2%	45.8%
Amortization of intangible assets	90	102
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$11,608	$9,770
Adjusted Gross Profit Margin (Non-GAAP)	45.6%	46.3%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(359)	$(352)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(359)	$(352)

Novanta Inc.
Gross Profit (GAAP)	$46,094	$36,892
Gross Profit Margin (GAAP)	42.3%	40.8%
Inventory related charges for discontinuation of radiology products	—	1,370
Amortization of intangible assets	1,641	1,184
Acquisition fair value adjustments	1,035	24
Adjusted Gross Profit (Non-GAAP)	$48,770	$39,470
Adjusted Gross Profit Margin (Non-GAAP)	44.8%	43.7%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended March 31, 2017
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision (Benefit)	Effective Tax Rate	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$10,212	9.4%	$35,388	$1,114	3.1%	$34,274	$0.98
Non-GAAP Adjustments:
Amortization of intangible assets	4,490	4.1%	4,490
Restructuring, divestiture and other costs	37	0.0%	37
Acquisition related costs	780	0.7%	780
Acquisition fair value adjustments	1,035	1.0%	1,035
Gain on acquisition of business			(26,409)
Tax effect on non-GAAP adjustments				1,887
Non-GAAP tax adjustments				1,370
Total non-GAAP adjustments	6,342	5.8%	(20,067)	3,257		(23,324)	(0.67)

Adjusted results (Non-GAAP)	$16,554	15.2%	$15,321	$4,371	28.5%	$10,950	$0.31

Weighted average shares outstanding - Diluted							35,125

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended April 1, 2016
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision (Benefit)	Effective Tax Rate	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$2,587	2.9%	$2,228	$322	14.5%	$1,906	$0.05
Non-GAAP Adjustments:
Amortization of intangible assets	3,292	3.6%	3,292
Restructuring, divestiture and other costs	2,712	3.0%	2,712
Acquisition related costs	246	0.3%	246
Acquisition fair value adjustments	24	0.0%	24
Inventory related charges for discontinuation of radiology products	1,370	1.5%	1,370
Tax effect on non-GAAP adjustments				2,336
Non-GAAP tax adjustments				813
Total non-GAAP adjustments	7,644	8.4%	7,644	3,149		4,495	0.13

Adjusted results (Non-GAAP)	$10,231	11.3%	$9,872	$3,471	35.2%	$6,401	$0.18

Weighted average shares outstanding - Diluted							34,853

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	March 31,	April 1,
	2017	2016
Consolidated net income (GAAP)	$34,274	$1,906
Net income margin	31.5%	2.1%
Interest (income) expense, net	1,328	1,185
Income tax provision	1,114	322
Depreciation and amortization	6,482	5,229
Share-based compensation	1,469	1,342
Restructuring ,acquisition and divestiture related costs	817	2,958
Discontinuation of radiology products	—	1,370
Gain on acquisition of business	(26,409)	—
Acquisition fair value adjustments	1,035	24
Other, net	(95)	(826)
Adjusted EBITDA (Non-GAAP)	$20,015	$13,510
Adjusted EBITDA margin (Non-GAAP)	18.4%	15.0%

Net Debt (Non-GAAP):

	March 31, 2017	December 31, 2016
Total Debt (GAAP)	$118,233	$77,920
Plus: Deferred financing costs	3,142	3,330
Gross Debt	121,375	81,250
Less: Cash and cash equivalents	(80,014)	(68,108)
Net Debt (Non-GAAP)	$41,361	$13,142

Organic Revenue Growth (Non-GAAP):

Three Months Ended
March 31, 2017
Reported growth (GAAP)	20.7%
Less: Change attributable to acquisitions and divestitures	11.5%
Plus: Change due to foreign currency	1.3%
Organic growth (Non-GAAP)	10.5%

Non-GAAP Measures

Organic Revenue

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuation, and the effect of foreign currency translation. We use the related term “organic revenue growth/(decline)” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth/(decline) also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating the performance of our operations to our investors. Beginning in 2017, Organic Revenue Growth is also used to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets and inventory fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs. In addition, the Company excluded inventory related charges associated with a product line closure as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded restructuring, acquisition and divestiture related costs, and inventory related charges associated with a product line closure from Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, and inventory related charges associated with a product line closure for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above. In addition, the gain related to the Laser Quantum acquisition is also excluded as the amount is non-cash and unusual in nature.

Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision (Benefit) and Effective Tax Rate are calculated based on the Adjusted Income from Continuing Operations before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, tax benefit associated with a dividend from the Company’s equity investment, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Income from Continuing Operations, Net of Tax

The calculation of Adjusted Income from Continuing Operations, net of tax, is displayed in the tables above.  Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of Adjusted Income from Continuing Operations, net of tax, also excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, inventory related charges associated with a product line closure, and the gain on the Laser Quantum acquisition for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, tax benefit associated with a dividend from the Company’s equity investment, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS from Continuing Operations

The calculation of Adjusted Diluted EPS from Continuing Operations is displayed in the tables above.  Because income from continuing operations, net of tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS from Continuing Operations excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, inventory related charges associated with a product line closure, the gain on the Laser Quantum acquisition, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, tax benefit associated with a dividend from the Company’s equity investment, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Income from Continuing Operations, net of tax.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, inventory related charges associated with product line closures, and other non-operating income (expense) items, including the gain on the Laser Quantum acquisition, foreign exchange gains (losses) and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to Adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet as of the end of the period plus unamortized deferred financing costs and less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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